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                                                                    EXHIBIT 23.3

                                                  August 22, 1997

Board of Directors
Medford Co-operative Bank
60 High Street
Medford, Massachusetts 02155

Gentlemen:

        We hereby consent to the use of our firm's name in the Form S-1 Registration Statement (the "Form S-1"), and Amendments thereto, as filed with the Securities and Exchange Commission by Mystic Financial, Inc. (the "Holding Company") for permission to convert Medford Co-operative Bank (the "Bank") from a mutual co-operative bank to a stock co-operative bank, organization into holding company structure and offering of shares of the Holding Company. We also consent to references to our valuation opinions and appraisal reports of the Bank and references to our opinion regarding the value of subscription rights and the estimated pro forma market value of the Common Stock being filed with the Form S-1 and Amendments thereto. We further consent to the filing of the aforementioned valuation opinions and appraisal as Exhibits to the Form S-1 and Amendments thereto. We further consent to the reference to our firm under the caption "Experts" in such Prospectus included in the Form S-1 and Amendments thereto.

                                                Very truly yours,
                                                RP FINANCIALS, LC.


                                            /s/ James J. Oren

                                                James J. Oren
                                                Vice President
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RP FINANCIAL, LC.
---------------------------------------------
Financial Services Industry Consultants


                                                                 August 26, 1997

Board of Directors
Medford Co-operative Bank
60 High Street
Medford, Massachusetts 02155

Re:   Plan of Conversion: Subscription Rights
      Medford Co-operative Bank

Gentlemen:

        All capitalized terms not otherwise defined in this letter have the meanings given such terms in the Plan of Conversion adopted by the Board of Directors of Medford Co-operative Bank ("Medford" or the "Bank") whereby the Bank will convert from a Massachusetts mutual co-operative bank to a stock co-operative bank incorporated under the laws of the Commonwealth of Massachusetts and issue all of the Bank's outstanding capital stock to Mystic Financial, Inc. (the "Holding Company"). Simultaneously, the Holding Company will issue shares of common stock.

        We understand that in accordance with the Plan of Conversion, subscription rights to purchase shares of Common Stock in the Holding Company are to be issued to: (1) Eligible Account Holders; (2) the ESOP; and (3) Supplemental Eligible Account Holders. Based solely upon our observation that the subscription rights will be available to such parties without cost, will be legally non-transferable and of short duration, and will afford such parties the right only to purchase shares of Common Stock at the same price as will be paid by members of the general public in the Direct Community Offering, but without undertaking any independent investigation of state or federal law or the position of the Internal Revenue Service with respect to this issue, we are of the belief that, pursuant to our valuation of the subscription rights:

       (1) the subscription rights will have no ascertainable market value; and,

       (2) the price at which the subscription rights are exercisable will not be more or less than the pro forma market value of the shares upon issuance.

        Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Holding Company's value alone. Accordingly, no assurance can be given that persons who subscribe to shares of common stock in the conversion will thereafter be able to buy or sell such shares at the same price paid in the Subscription Offering.


                                                Sincerely,


                                            /s/ James J. Oren

                                                James J. Oren
                                                Vice President

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